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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 21, 2002



                            ORCHID BIOSCIENCES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                  000-30267                     22-3392819
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 (State or other             (Commission                  (IRS Employer
 jurisdiction of             File Number)               Identification No.)
 incorporation)



                                4390 US Route One
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (609) 750-2200
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Item 5.  Other Events.

         On February 21, 2002, the Registrant issued a press release announcing a public offering of 8.0 million newly issued shares of common stock. The offering is being underwritten by Robertson Stephens, Inc. Orchid has granted Robertson Stephens an option to purchase up to an additional 1.2 million shares of common stock to cover over-allotments, if any. The shares are being offered through a prospectus supplement pursuant to the company's effective shelf registration statement. If all of the shares in the offering are sold, including the over-allotment shares, the offering will result in gross proceeds of approximately $23.0 million.

         The information contained in the press release dated February 21, 2002 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

         The Company filed with the Commission on February 21, 2002 a prospectus supplement, relating to the issuance and sale of the common stock. In connection with the filing of the prospectus supplement with the Commission, the Company is filing the underwriting agreement relating thereto as Exhibit 1.1 hereto and the legal opinion of the Company's counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the validity of the shares of common stock being sold as
Exhibit 5.1 hereto.

Item 7.  Financial Statements and Exhibits.


(c)      Exhibits.

1.1      Underwriting Agreement dated February 21, 2002.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the shares.

99.1     The Registrant's Press Release dated February 21, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ORCHID BIOSCIENCES,  INC.
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                                                   (Registrant)



Date: February 21, 2002                       By: /s/ Donald R. Marvin
                                              --------------------------------
                                              Name:   Donald R. Marvin
                                              Title:  Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number                            Description

 1.1     Underwriting Agreement dated February 21, 2002.

 5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the shares.

99.1     The Registrant's Press Release dated February 21, 2002.


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